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                                                        Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the inclusion in the Registration Statement dated October 23, 1997 on Form S-4 of Livingston Enterprises, Inc. of our report dated September 26, 1997, except as to Notes 10 and 11, which are as of October 14, 1997, for the years ended August 31, 1996 and 1997 and for each of the years in the three-year period ended August 31, 1997 and to the reference to our firm under the heading "Experts" in the Prospectus.

                                                /s/ KPMG Peat Marwick LLP

Palo Alto, California
October 23, 1997